Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-885-2461
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Third Quarter 2020 Results

CHRISTIANSTED, U.S. Virgin Islands, November 6, 2020 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the third quarter of 2020.

Third Quarter 2020 Highlights and Recent Developments

•Negotiated and executed a Termination and Transition Agreement (the “Termination Agreement”) with Front Yard Residential Corporation (“Front Yard”) on terms resulting in payments to AAMC of over $54 million plus management fees through the date that Front Yard delivers written notice to AAMC that the transition has been satisfactorily completed.
•Further developed new business lines for AAMC, including formation of an investment fund, targeted commencement of a short-term investor loan aggregation business and the establishment of strategic relationships with real estate loan originators.

“We expect that our new business lines will leverage our history and experience in asset management, real estate investing and real estate operations” stated Indroneel Chatterjee, Co-Chief Executive Officer. “We have taken steps to reduce our annual operating expenses, including reductions in our physical office footprint and the optimization of our workforce upon the termination of our asset management agreement with Front Yard. We expect that AAMC will be able to generate management fees and returns on its own investments through each of our new opportunities, and we are targeting the achievement of positive net income for both 2020 and 2021. We believe these new business initiatives will benefit our stockholders over the long term.”

Third Quarter 2020 Financial Results

AAMC’s net income for the third quarter of 2020 was $11.8 million, or $7.20 per diluted common share, which included a $0.1 million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $3.5 million, or $2.25 per diluted common share, which included a $(1.1) million change in the fair value of its shares of Front Yard common stock, for the third quarter of 2019.

AAMC's net income for the nine months ended September 30, 2020 was $0.2 million, or $0.07 per diluted common share, which included a $(5.8) million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $1.1 million, or $0.77 per diluted common share, which included a $4.6 million change in the fair value of its shares of Front Yard common stock, for the nine months ended September 30, 2019.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to implement our business strategy and the business strategy of Front Yard; risks associated with the termination of our asset management agreement with Front Yard, including the potential effects that the termination can have on our new business initiatives, results of operations and financial condition; our ability to successfully complete the transition period under the Termination Agreement; our ability to retain and recruit key employees; our ability to develop and implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; our ability to build, retain and maintain our strategic relationships; our ability to obtain additional asset management clients; the potential for the COVID-19 pandemic to adversely affect our business, financial position, operations, business prospects, customers, employees and third-party service providers; our ability to effectively compete with our competitors; Front Yard's ability to complete its announced merger transaction, which could affect the value of the shares of Front Yard held by us or to be acquired as part of the Termination Agreement; the failure of our service providers to effectively perform their obligations under their agreements with us;
our ability to effectively manage the performance of Front Yard through the termination of the asset management agreement with Front Yard pursuant to the Termination Agreement; developments in the litigations regarding AAMC's redemption obligations under the Certificate of Designations of its Series A Convertible Preferred Stock (the “Series A Shares”), including AAMC's ability to obtain declaratory relief confirming that AAMC was not obligated to redeem any of the Series A Shares on the March 15, 2020 redemption date since AAMC did not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; general economic and market conditions; governmental regulations, taxes and policies and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Expenses:
Salaries and employee benefits	$1,668	$2,827	$8,081	$8,634
Legal and professional fees	1,455	351	4,681	1,964
General and administrative	559	658	1,709	1,690
Total expenses	3,682	3,836	14,471	12,288

Other income (loss):
Change in fair value of Front Yard common stock	65	(1,072)	(5,848)	4,597
Dividend income on Front Yard common stock	—	244	244	731
Other income	5	40	29	130
Total other income (loss)	70	(788)	(5,575)	5,458

Net loss from continuing operations before income taxes	(3,612)	(4,624)	(20,046)	(6,830)
Income tax (benefit) expense	(523)	843	(1,091)	29
Net loss from continuing operations	(3,089)	(5,467)	(18,955)	(6,859)

Discontinued operations:(1)
Income from operations related to Front Yard, net of tax	14,843	1,944	19,117	5,785
Gain on discontinued operations	14,843	1,944	19,117	5,785

Net income (loss)	11,754	(3,523)	162	(1,074)
Amortization of preferred stock issuance costs	—	(52)	(42)	(155)
Net income (loss) attributable to common stockholders	$11,754	$(3,575)	$120	$(1,229)

Earnings (loss) per share of common stock – basic:
Continuing operations – basic	$(1.89)	$(3.47)	$(11.69)	$(4.42)
Discontinued operations – basic	9.09	1.22	11.76	3.65
Earnings (loss) per basic common share	$7.20	$(2.25)	$0.07	$(0.77)
Weighted average common stock outstanding – basic	1,632,117	1,590,739	1,625,727	1,587,448

Earnings (loss) per share of common stock – diluted:
Continuing operations – diluted	$(1.89)	$(3.47)	$(11.69)	$(4.42)
Discontinued operations – diluted	9.09	1.22	11.76	3.65
Earnings (loss) per diluted common share	$7.20	$(2.25)	$0.07	$(0.77)
Weighted average common stock outstanding – diluted	1,632,117	1,590,739	1,625,727	1,587,448
___________________
(1)Discontinued operations includes (i) the management fee revenues generated under our asset management agreements with Front Yard, (ii) expense reimbursements from Front Yard and the underlying expenses, (iii) the results of operations of our India and Cayman Islands subsidiaries, (iv) the employment costs associated with certain individuals wholly dedicated to Front Yard and (v) the costs associated with our lease in Charlotte, North Carolina, that is expected to be assumed by Front Yard.

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
Current assets:
Cash and cash equivalents	$30,711	$18,906
Front Yard common stock, at fair value	14,198	20,046
Receivable from Front Yard	34,967	5,014
Prepaid expenses and other assets	1,659	1,009
Current assets held for sale	2,619	2,176
Total current assets	84,154	47,151

Non-current assets:
Right-of-use lease assets	675	732
Other non-current assets	1,287	1,470
Non-current assets held for sale	3,705	3,895
Total non-current assets	5,667	6,097
Total assets	$89,821	$53,248

Current liabilities:
Accrued salaries and employee benefits	$3,991	$3,762
Accounts payable and accrued liabilities	2,920	1,165
Contract liability to Front Yard	33,733	—
Short-term lease liabilities	75	71
Current liabilities held for sale	2,001	2,002
Total current liabilities	42,720	7,000

Non-current liabilities:
Non-current lease liabilities	620	675
Non-current liabilities held for sale	3,317	3,543
Total non-current liabilities	3,937	4,218
Total liabilities	46,657	11,218

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019; redemption value $250,000	250,000	249,958

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,942,597 and 1,632,117 shares issued and outstanding, respectively, as of September 30, 2020 and 2,897,177 and 1,598,512 shares issued and outstanding, respectively, as of December 31, 2019	29	29
Additional paid-in capital	45,865	44,646
Retained earnings	23,782	23,662
Accumulated other comprehensive loss	(84)	(33)
Treasury stock, at cost, 1,310,480 shares as of September 30, 2020 and 1,298,665 shares as of December 31, 2019	(276,428)	(276,232)
Total stockholders' deficit	(206,836)	(207,928)
Total liabilities and equity	$89,821	$53,248